SALES AGENT AGREEMENT

THIS AGREEMENT is made and entered into this day of October 14th, 1997, by and between Hyperion Telecommunications Inc., with its principal office located at DDI Plaza Two, 500 Thomas Street, Suite 400, Bridgeville, PA 15017-2838,(hereinafter "HYP"), and UniVersal Communications, a Louisville, KY based LLC, with its principal office located at 100 Kentucky Towers, Louisville, KY 40202 (hereinafter "Agent"), for the purpose of establishing a sales agency relationship between them.

                             W I T N E S S E T H:

WHEREAS, HYP is in the business of providing telecommunications services in certain geographic market areas; and

WHEREAS, Agent has applied to HYP for the right to sell HYP's services as an independent contractor to the general public within the certain specific market as more fully described herein; and

WHEREAS, both HYP and Agent recognize the compatible nature of their individual goals in expanding the public acceptance of the services offered by HYP and the benefits which will accrue to the public through the cooperation of HYP and Agent as contemplated by this Agreement; and

WHEREAS, HYP has agreed to engage Agent as an independent contractor pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties which appear below, and intending to be legally bound thereby, the Parties hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

Whenever used in this Agreement, as hereinafter defined, the following terms shall have the respective meanings given to them in this Article I, unless the context otherwise requires. Such terms also shall have such meanings when used in any exhibit, schedule, attachment, or addendum hereto or in any document made or otherwise delivered pursuant to this Agreement, unless the context otherwise requires. Each term defined in this Article I shall be deemed to refer to the singular, plural, masculine, feminine, or neuter as the context requires.

1.1. "Agreement" means this Agreement, as originally executed and as the same may be amended, modified and supplemented from time to time by exhibits, schedules, attachments or addenda executed in accordance herewith. Words such as "herein," "hereinafter," "hereof," "hereby, and hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

1.2. "Assignment" (including the verb forms "Assign" and "Assigned") means a sale, exchange, transfer or other disposition of all or any portion of a Party's rights hereunder. "Assignor" means a person who makes an assignment and "Assignee" means a person who receives an Assignment.

1.3. "Affiliate" means, when used with reference to a specific Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by ro is under common control with such specific Person. This term shall also include any Person, who directly or indirectly, through one or more intermediaries, has the contractual right or option to acquire or vote more than 10% (ten percent) of the voting interest of a specific Person.

1.4. "Business Days" means days other than Saturdays, Sundays and legal holidays.

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1.5. "Control" (or the verb form "Controlled") means that a Person shall be deemed to control another Person when such controlling Person has the power, directly or indirectly, to cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract, agency or otherwise.

1.6. "Customer" means an end-user of HYP's Services with which HYP has entered into a service contract.

1.7. "Effective Date" means the date of the last necessary signature hereto.

1.8. "FCC" means the Federal Communications Commission.

1.9. "Final Order" means an action by any applicable federal or state agency or court as to which; (i) no request for stay by such agency or court concerning the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending and the time for filing any such petition has passed; (iii) no such agency or court has the action under reconsideration on its own motion and the time for such reconsideration has passed; and (vi) no appeal to a court, or request for stay by a court, of such agency's or court's action is pending or in effect, and if any deadline for filing such appeal or request is designated by statute or rule, it has passed.

1.10. "Party" refers to one or both of the parties to this Agreement, HYP or Agent, as the context indicates.

1.11. "Person" means any general partnership, limited partnership, corporation, joint ventures, limited liability company, trust, business trust, governmental agency, copperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person as the context may require.

1.12. "Proprietary Information" means all information relating to the business and operations of HYP or its subsidiaries, affiliates, clients, suppliers, vendors and consultants including, but not limited to, all technical, marketing, legal and financial information relating thereto, any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of HYP, its subsidiaries or Affiliates, or HYP's or Agent's clients, concerning past, present or future business activities or operations of such entities or the results of the provision of services performed by Agent under this Agreement.

1.13. "Services" or "HYP's Services" refers to the point-to-point and switched telecommunications services delineated in Attachments C & D hereto, as amended from time to time in the sole discretion of HYP, to be marketed and sold hereunder by Agent to the general public in certain geographic market areas.

                                  ARTICLE II

                          UNDERTAKING OF THE PARTIES

2.1. Scope. Agent and HYP hereby agree to the following general terms and conditions which will facilitate Agent's ability to sell HYP's Services in various metropolitan areas in accordance with the terms set forth herein. The Services will be offered in each metropolitan area by an entity ("Authorized Entity") which is either an affiliate or subsidiary of HYP and/or which HYP manages or is otherwise contractually affiliated with. HYP will notify Customer from time to time of the identity of each Authorized Entity to which such terms and conditions apply.

2.2. Appointment of Agent. HYP hereby appoints and grants Agent the non-exclusive right to solicit offers only from creditworthy potential Customers for subscription to use HYP's Services.

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2.2.1. Agent shall adhere to all of HYP's rules, standards and policies concerning the collection of security deposits and advance payments, as the same may be amended from time to time by HYP in it's sole discretion, and shall remit to the appropriate General manager all amounts collected by Agent pursuant thereto to HYP not later than the close of business on the date of such collection.

2.2.2. Agent shall market the Services to potential customers and HYP may enter into HYP Service Contracts with such potential customers for provisioning such Services. Upon full execution of a Service Contract between HYP and such potential customer, HYP shall install and implement the Services in its switching facility and network.

2.2.3. Agent agrees to generate a minimum of $50,000 of revenue within the first six (6) months and then $10,000 of revenue per quarter thereafter beginning the effective date of this Agreement. If agent fails to meet his minimum, HYP may terminate this Agreement upon thrity (30) days written notice without any liability whatsoever to the Agent, pursuant to the terms in Paragraph 4.1 herein, except as noted in Paragraph 3.4.

2.3. Authority of Agent. Agent's sole authority hereunder shall be to solicit offers for subscription to HYP's Services. Agent has no authority to bind or to contract otherwise upon HYP's behalf in any manner not expressly authroized hereunder.

2.4. Offers Subject To Acceptance. Offers to subscribe to HYP's Services solicited by Agent shall be subject to acceptance by HYP and no contract for the provision of such Services shall exist until such acceptance occurs. HYP, in it's sole discretion, may reject any potential Customer.

2.5. Agent's Authorizations. Agent shall secure and maintain, at its sole expense, all licenses and permits required by federal, state or municipal law or regulation for it and its employees, agents or other representatives, to ensure Agent's lawful performance of this Agreement.

2.6. Control of Services. HYP and Agent hereby agree that HYP holds all title, right, possession in and dominion over its Services and that no such title, right, possession and dominion shall pass to agent hereunder. Upon HYP's acceptance of a Customer offer, any and all exchange of rights and privileges occurring pursuant to the resulting contract shall exist solely between HYP and its Customer.

                                 ARTICLE III

                          COLLECTION AND COMMISSION

3.1. Subscriptions to HYP Services. Agent shall solicit subscription to HYP Services from among those customers and/or locations listed in Attachment A hereto.

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3.2. Accurate Representation.  Agent shall represent to potential customers
HYP's rates and Services accurately. Rates and Services are set forth in the applicable tariffs and in Attachment C hereto. Attachment and tariffs may be revised from time to time by HYP. HYP shall inform Agent of any changes in its rates, charges, rules, standard policies and Services in a timely manner and by facsimile transmission or other reasonable methods or communication. Agent stipulates that it has received and fully understands such tariffs and Attachment. HYP shall not be responsible for any liabilities resulting from misrepresentation, whether intentional or unintentional, of HYP or its products or services by Sales or any Affiliate, and Agent shall indemnify and hold harmless HYP, its shareholders, directors, officers, employees, agents and affiliated companies, in such event. Agent further agrees that it will indemnify and hold harmless HYP, its shareholders, directors, officers, employees, agents, and affiliated companies from and against any loss, cost, damage, claim, expense or liability by reason of property damage, personal injury or other suit or claim against HYP resulting from or in connection with the actions of Agent or its Affiliates.

3.3. Billing and Collection. HYP will directly invoice Customers obtained by Agent. HYP assumes all billing and collection responsibilities for the Services provided. Agent shall neither bill nor collect any payments from Customers or potential Customers for Services provided or to be provided nor shall Agent represent to potential or existing Customers that it has the authority to bill nor collect for HYP's Services. In the event that Agent receives any payments for Services directly from a Customer, Agent shall immediately tender such payment to HYP pursuant to the terms of Paragraph
2.2.1. herein.

3.4. Agent Commissions. Commissions will be paid to Agent monthly at the rate of twelve percent (12%) of all facilities, usage and intraLATA toll revenue generated from Services provided to Customers by HYP and solicited by Agent in prior months and only for those customers from which from which HYP has received payment from Customer. Commissions will be paid only on such collected amounts. In the event of termination of this Agreement for reasons other than those described in Paragraph 4.1 a) through f) herein, any commissions due and owing to Agent shall be paid for one (1) year beyond the date of said termination.

                                  ARTICLE IV

                              TERM OF AGREEMENT

4.1 Effective Dates; Renewal; Termination. This Agreement shall become effective upon the Effective Date, and shall remain in effect for a period of two (2) years unless otherwise terminated in accordance herewith. Unless previously terminated, this Agreement may be renewed automatically thereafter for successive periods of one (1) year or as otherwise agreed to in a writing, signed by the Parties. This Agreement may be terminated by either Party at the end of the initial or then-current renewal term upon written notice to the other party thirty (30) days prior to the end of the then-current term. Notwithstanding any of the provisions of this Agreement which may be construed to the contrary, at any time during any current term of this Agreement, HYP may terminate this Agreement without any further liability to Agent whatsoever, in the event that;

     a) Agent engages in any unlawful business practice which is materially detrimental to HYP;

     b) Agent makes (or is discovered to have made) any false representations, reports or claims to HYP or to any third party (including Customers) in connection with this Agreement, the Services or HYP as a whole;

     c) Agent engages in fraudulent, criminal or negligent conduct or violates any laws in connection with the business relationship of the Parties or the performance of its obligations hereunder;

     d) Agent attempts to Assign this Agreement or any of its obligations hereunder in contravention of the terms hereof;

     e) Agent fails to perform any other material obligation, duly or responsibility imposed under this Agreement and such failure is not remedied within thirty (30) days after HYP has provided written notice to Agent; aor

     f) HYP ceases doing business for any reason whatsoever.

4.2. Insolvency. Either Party may terminate this Agreement immediately without notice to the other Party in the event of an admission by the other Party of an inability to pay its debts, the entering into by the other Party of a composition or other arrangement with its creditors, the appointment of a trustee or receiver, with or without consent, for the other Party of all or any substantial portion of its property or the filing of a petition for relief by or against the other Party under the Bankruptcy Code or any similarly federal or state statute (including moratorium laws); provided, however, that in the case of an involuntary petition, there shall be no right of cancellation hereunder unless such petition has not been dismissed within sixty (60) days after the filing thereof.

4.3. Loss of Operating Authority. This Agreement shall terminate automatically and without liability or further obligation on the part of either Party to the other if, by Final Order, either Party loses its authority to provide the Services as contemplated hereunder, or if such authority is suspended or not renewed.

4.3.1. If such authority is lost, suspended or not renewed with regard to a portion of the Services or service areas, then this Agreement shall terminate automatically and without liability or further obligation on the party of either Party to the other with regard to the Services or service area concerned.

4.3.2. The provisions of this Section 4.3 shall not be construed to affect any liabilities which arise prior to an automatic termination hereunder, or which may later arise from the Parties' activities during the term of this Agreement.

4.4. Specific Performance. Either party shall have the right, without the posting of any bond or other security, to enforce the provisions of this
Article IV by obtaining an injunction or specific performance from any court of competent jurisdiction. Additionally, if either Party willfully breaches any material term hereof, whether or not the other Party exercises its option to terminate this Agreement pursuant to Section 4.1, the second Party shall be entitled to recover reasonable attorney's fees in redressing such breach. The provisions of this Section 4.4 shall survive the termination of this Agreement.

4.5. Alternative Remedies. The remedies set forth herein are cumulative and in addition to, and not in limitation of, other remedies available at law or in equity. None of the remedies specified in this Article IV, for any default or breach of this Agreement, shall be exclusive.

                                  ARTICLE V

                             MARKETING STANDARDS

5.1. Sales Literature. HYP shall provide Agent with a reasonable supply of sales literature to the extent available, at no expense to agent. Copyrights to all such display materials and sales literature will remain the sole property of HYP. HYP will provide Agent with assistance in assembling relevant documentation. Agent shall only use promotional materials furnished by HYP or such other materials that have received the prior written approval of HYP.

5.2. Training. HYP shall provide initial training regarding its Services, sales techniques and marketing strategies and may provide subsequent new product offering training and / or training material to Agent and Agent's designated staff trainer, at no cost to Agent.

5.3. Trade Names And Trademarks. All trade names, trademarks and service marks owned or employed by HYP or any subsidiary or Affiliate of HYP, used or employed in HYP's business operations, shall remain the sole and exclusive property of HYP, or such subsidiary or Affiliate, and such trade names, trademarks and service marks shall nto be used by Agent without he prior written consent of HYP or such subsidiary or Affiliate. Agent shall immediately discontinue any use of such marks and names upon termination hereof.

5.4. Advertising. Agent may refer to itself as an authorized agent of HYP Services whenever it refers to the Services in promotional, advertising, or other materials. Agent shall provide to HYP, for its prior review and written approval, all promotional, advertising or other materials or activity using or displaying HYP's names and / or marks, Services or referring to Agent as an authorized distributor of HYP Services which are not provided by HYP prior to use by Agent. Agent agrees to change or correct, at Agent's expense, any such material or activity which HYP, in its sole judgement, determines to be inaccurate, misleading or otherwise objectionable.

                                  ARTICLE VI

                       OPERATING DUTIES OF THE PARTIES

6.1. Solicitation of Customers. Agent agrees to solicit Customers for HYP's Services only insofar as, in HYP's sole discretion, such solicitation is to HYP's competitive advantage and benefit.

6.2. Potential Customers. Agent shall solicit only those approved potential Customers and/or locations listed in the Attachment A hereto and shall not solicit non-approved Customers and/or locations as specified in Attachment B hereto. Agent shall inform HYP upon execution hereof if it has, prior to the Effective Date, solicited non-approved Customers or locations.

6.2.1. HYP and Agent hereby agree and stipulate that Agent is not a buyer of HYP's Services hereunder, and that all customers of HYP are the sole property of HYP, HYP and Agent further agree and stipulate that, the Agreement herein is reasonable, that the provisions in Section 6.2 are fairly necessary, and that they constitute the least restrictive means for HYP to maintain an orderly distribution of its Services and promote interbrand competition.

6.3. Customer Subscription and Services. Agent shall provide Customers with applications for Services following HYP's standard pre-approved format provided by HYP. Completed and signed applications shall be forwarded by Agent to the appropriate General Manager within two (2) business days by facsimile transmission or other reasonable methods of communications as agreed upon by HYP. Agent agrees to comply with all of HYP's Customer service procedures regarding HYP's Services.

Any deviation from HYP's standard form of application or previously approved form must be approved in writing by HYP. Agent shall be responsible for and must obtain authorized signatures for each potential Customer on each such application as well as correct information from each such potential Customer as to their service requirements. Prior to forwarding any orders to HYP, Agent shall furnish HYP with any information Agent may have regarding credit problems and/or payment issues relating to any potential Customer.

Agent shall diligently promote and sell the Services during the term of this Agreement in accordance with customary industry standards and practices. Such marketing shall be consistent with and subject to the terms and conditions set forth herein, HYP's tariffs, (which may from tie to time be amended at the initiation of HYP). Agent may not offer any terms or conditions with respect to the Services which conflict with relevant tariffs, prices, policies or contracts.

6.4. Agent's Representations. Agent shall make no representations, warranties, promises, understandings, or agreements which deviate from the rates and time frames established for delivery of service and/or otherwise concerning HYP or HYP's Services not approved in advance in writing by HYP, nor shall Agent represent itself as the provider of HYP's Services. All applications for Service executed between potential Customers and Agent shall contain a clear and concise notification advising them that:

     (a) All services are to be provided by HYP pursuant to its duly filed tariff or prevailing schedule of charges;

     (b) Any problems or difficulties of whatever nature concerning the Services, charges, or tariff requirements may be referred directly to HYP; and

     (c) The Services are provided in full compliance with the rules and regulations of the FCC and by applicable state and local regulatory authorities.

6.5. Conduct of Agent.  In performing this Agreement, Agent shall:

     (a) Conduct itself in an honest, professional, and ethical manner and comply with all applicable statutes, ordinances, and regulations; and

     (b) Employ only those personnel who are qualified through education and/or experience to perform Agent's duties.

6.6. Agent's Further Responsibilities: Agent shall be responsible to:

     (a) Negotiate sales, take orders, analyze and design customer proposals, and coordinate with HYP as appropriate and necessary.

     (b) Upon Request, provide to HYP for review all proposals for the Services and permit HYP to conduct periodic sales and account reviews as appropriate and necessary.

     (c) Establish and maintain a tained and capable sales force, which shall meet quality and/or certification standards established by Hyp from time to time and which shall have satisfactorily completed all training programs required by HYP.

     (d) Make only such representations concerning the price, tariff, contract terms and conditions, functions, capabilities, characteristics, design, installation date and availability of any HYP Services as have been agreed upon by Agent and HYP.

     (e) Market the Services in a manner consistent with the standards set by HYP.

     (f) Use commercially reasonable efforts at all times to give prompt, courteous and efficient service to Customers and act in accordance with the highest standards of honesty, integrity and fair dealing in all dealings with such Customers. The conduct of Agent shall not discredit, dishonor, reflect adversely upon or in any manner otherwise injure the reputation of HYP.

     (g) Explain the Services and advise Customers on the use of the Services and the compatibility of the Services with other products and services offered for sale by HYP.

     (h) Notify HYP immediately upon notice to Agent from any Customer attempting to cancel any Service Contract for HYP Services.

     (i) Maintain documents and records ("Records") supporting the sales of Services.

     (j) Cooperate fully, at HYP's expense, in the collection, compilation and maintenance of date required to be reported by HYP pursuant to any federal or state statute, regulation or order. HYP represents that, to the best of its knowledge, as of the date hereof, there are no reporting requirements imposed on HYP which require Agent's cooperation other than in completing standard sales documents.

     (k) Notify HYP immediately in writing upon the occurrence of any of the following events: (i) any claim made against Agent, HYP or any other party with respect to the Services; (ii) any suit or other action brought against Agent; (iii) any material change in the ownership or management of Agent; and
(iv) any other material matter regarding the Agent which would affect its ability to perform its obligations hereunder.

6.7. HYP's Responsibilities.  HYP shall be responsible for:

     (a) Provision of reasonable levels of training and support related to Agent's efforts in soliciting offers for HYP Services as described in Paragraph 5.1 and 5.2 herein.

     (b) Provision of billing and collection functions for the Services solicited by Agent.

     (c) Installation, maintenance and support of the Services solicited by Agent. The Customer's installation interval commences upon HYP's receipt of the signed service order from Agent, provided such Customer is approved by HYP.

     HYP's sole liability to Agent shall be for payment of compensation due in accordance with this Agreement. Neither HYP nor HYP's Affiliates shall be liable to Agent or any third party on account of any claim, loss (including, without limitation, list revenues or profits), damage (including, without limitation, consequential damage, indirect damage, special damage and incidental damage), cost (including, without limitation, court costs and attorney's fees) expense or liability suffered incurred or sustained by Agent or any third party from any cause arising from or relating to this Agreement, including, without limitation, damages claimed as a result of failure or delay by HYP in approving prospective customers, or damages claimed as a result of any temporary or permanent failure of availability or performance of the Services, or on account of any failure to deliver Services where such failure is beyond HYP's reasonable control and which prevents HYP from making deliveries in the normal course of business.

                                 ARTICLE VII

                        LIABILITY AND INDEMNIFICATION

7.1. Scope of Agency. This Agreement constitutes Agent, as an independent contractor, solely for the purposes expressly stated herein and does not constitute Agent as HYP's general or special agent and does not create a joint venture, partnership, employer-employee relationship, or apply to confer any status, power or authority upon Agent other than as expressly set forth herein. The scope of Agent's authority is specifically limited to the minimum authority necessary to perform the duties accepted pursuant to this Agreement. Agent shall make no representations as to the policies and procedures of HYP other than as specifically authorized by HYP and shall be liable for any misrepresentation made by Agent with regard to HYP's Services.

7.2. Agent's Employees. All persons employed by Agent to perform Agent's duties under this Agreement are, and will remain, the employees and agents of Agent and are not employees or agents of HYP. Agent shall be solely responsible for the acts and omissions of its employees and agents and shall have sole responsibility for their supervision, direction, control and compensation. Agent shall comply with all applicable laws regarding withholding and payment of all income taxes, social security taxes, unemployment insurance and workmen's compensation and disability benefits, as well as those regarding equal employment opportunities and safety of the workplace insofar as such concerns the subject matter hereof.

7.3. Right to Conduct Other Business. This Agreement shall not in any way limit HYP's power and right to contract with other persons concerning the subject matter hereof, or to market through HYP's own employees, on such terms as HYP sees fit to achieve full market coverage even though such persons, as a result, compete directly or indirectly with Agent. Agent shall not engage in any activity or conduct, other than its acting solely as an agent for a party other than Hyperion in the same or similar fashion as set forth in this Agreement, which shall in any directly or indirectly compete with HYP's services and/or products during the term of this Agreement and any subsequent renewals thereof and for a period of one (1) year after termination hereunder unless by prior written approval of HYP. Specifically, Agent shall not solicit any HYP Customer, in any manner, on behalf of any competitor of HYP, for those Services sold to said Customer from which Agent receives commission.

7.3.1. Agent may not market HYP Services at the locations and to the companies listed in Attachment B hereto, which Attachment may be amended upon mutual agreement of the Parties from time to time. If Agent has dealt with a Customer and such Customer chooses to deal directly with HYP's sales force, upon mutual agreement of the Parties, said Customer's name may be transferred from Attachment A to Attachment B. Upon such transfer, said Customer account will be available for HYP direct sales activity without any commission owing to agent upon completion of the sale, provided such sale is completed by HYP's direct sales force. If Agent has dealt with a Customer previous to Agent's association with HYP and said Customer's name appears on Attachment B, upon mutual agreement of the Parties, said Customer's name may be transferred from Attachment B to Attachment A.

7.4. Insurance. Agent shall, at its sole expense, be insured at all times during the term of this Agreement under a comprehensive liability insurance policy against claims for bodily and personal injury, death, and property damage caused by or occurring in conjunction with Agent's activities hereunder. Such insurance coverage shall be maintained under one or more policies of insurance issued by insurance companies reasonably acceptable to HYP and qualified to do business in the states where Agent performs its duties hereunder, and shall be in amounts of not less than One Million Dollars ($1,000,000) per occurrence for bodily and personal injury and death, Five Hundred Thousand Dollars ($500,000) per occurrence for property damage and Five Hundred Thousand Dollars ($500,000) per occurrence for general liability arising out of Agent's conduct hereunder. Agent shall provide HYP with a copy of each such policy(ies) and shall provide for not less than thirty (30) days prior written notice of any modification, cancellation, or non-renewal thereof. Agent's insurance coverage hereunder is only for the purpose of assuring HYP that Customers being solicited for HYP's Services shall receive good service; it does not and shall not be construed to give HYP any control over or interest in any enterprise of Agent other than the solicitation of Customers for HYP's Services.

7.5. Indemnification. Agent and HYP agree to indemnify each other and to hold each other harmless from and against any and all liability, damage or expense (including litigation costs and attorney's fees) arising out of or relating to the negligent acts or omissions of the other, its employees or agents, in connection with the duties of Agent under this Agreement or incurred by HYP in successfully enforcing any provisions of this Agreement, provided, however, that in no event shall HYP be liable to Agent for any amounts in excess of the commissions that would otherwise be payable in accordance with this Agreement, nor shall Agent be entitled to any damages or relief other than such monetary damages.

7.6. Taxes. HYP shall be solely responsible to pay all applicable state or federal taxes, including state sales and use taxes, with regard to provision of HYP's Services.

                                 ARTICLE VIII

                               CONFIDENTIALITY

8.1. Proprietary Information. Each Party shall retain in confidence, and shall require its directors, officers, employees, consultants, representatives and agents to retain in confidence, for the term of this Agreement and any subsequent renewals thereof plus one (1) year, any and all Proprietary Information. "Proprietary Information" shall mean any information obtained from either Party in the course of that Party's performance of this Agreement or otherwise which is not excepted by the provisions of Subsection 8.1.2 below. The Parties agree that the Proprietary Information constitutes trade secrets of each Party and that the disclosure or use thereof in contravention of this Agreement would constitute an unfair trade practice.

8.1.1. Both Parties shall take effective precautions, contractual and otherwise, reasonably calculated to prevent unauthorized disclosure or misuse of Proprietary Information by and any of its employees or by any other person having access to such information.

8.1.2. Proprietary Information shall not be deemed to include information which is:

     a) already known to recipient;

    (b) publicly known (or becomes publicly known) without the fault or negligence of recipient;

    (c) received from a third party without a restriction and without breach of this Agreement:

    (d) independently developed by recipient;

    (e) furnished to a third party by either Party without a similar restriction on the third party's rights;

    (f) approved for release by written authorization of either Party; or

    (g) required to be disclosed by law; provided, however, that in the event of a proposed disclosure pursuant to this Subsection 8.1.2(g), the disclosing Party shall give the other party not less than ten (10) days prior written notice before such disclosure is made.

8.2. Delivery of Documents. All documents, manuals and other written information which constitutes Proprietary Information given to or purchased by Agent during the term of this Agreement shall remain the sole and exclusive property of HYP. Within ten (10) business days after termination of this Agreement, Agent shall return to HYP (without retaining copies thereof) any and all Proprietary Information obtained from HYP in connection with the transactions contemplated by this Agreement.

8.3. Disclosure of Terms of Agreement. Neither Party shall disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of the other Party. Agent shall execute a separate non-disclosure agreement which shall be attached hereto as Attachment E and made a part hereof.

8.4. Additional Representations of Agent. Agent of behalf of itself and all Affiliates represents, and warrants that performance of all the terms of this Agreement and Agent's duties as a representative of HYP will not breach any similar commitment or proprietary information agreement with any former employer or third party. Agent on behalf of itself and all Affiliates represents and warrants that is will not bring HYP or use in the performance of Agent's duties for HYP any documents or materials of a former employer or other entity that are so restricted or any assets (tangible or intangible) that may be owned by a third party.

                                  ARTICLE IX

                                MISCELLANEOUS

9.1. Force Majeure. Neither Party shall be liable to the other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of such Party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State, territory or political subdivision thereof or the District of Columbia; fires; floods; epidemics; quarantine restrictions; or strikes or freight embargoes.

9.1.1. Notwithstanding the foregoing provisions, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the Party claiming excusable delay.

9.1.2. Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay or failure to perform which is excusable hereunder; provided, however, that if any such delay or failure shall, in the aggregate, last for a period of more than thirty (30) days, the Party not relying on the excusable delay or failure, at its option, may terminate this Agreement.

9.2. Succession. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns. Agent may not assign this Agreement, or any of its rights or obligations hereunder, without the other Party's written consent, which consent shall not be unreasonably withheld, except to an Affiliate or other entity in control of, controlled by, or under common control with such Party.

9.3. Notices. All notices pursuant to this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or by reputable overnight courier.

If to HYP, to:          Hyperion Telecommunications Inc.
                        DDI Plaza Two
                        500 Thomas Street, Suite 400
                        Bridgeville, PA 15017-2838
                        ATTN: Product Manager/Special Services

If to Agent, to:        UniVersal Communications
                        100 Kentucky Towers
                        Louisville, KY 40202
                        ATTN: CEO

or to such other address as either party may designate in a notice to the other party.

9.4. Integration. This Agreement represents the entire agreement and understanding between HYP and Agent as to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by a duly authorized representative of the Party against which enforcement of such waiver, alteration, or modification is sought.

9.5. Savings Clause. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of the Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.6. Surviving Terms. All obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive and remain in affect beyond any expiration or termination.

9.7. Applicable Law. This Agreement shall be governed by the laws of the State of Pennsylvania without giving effect to its principles of conflicts of laws.

9.8. Regulatory Approval. This Agreement shall be subject to and governed by any applicable state and federal regulatory agencies having jurisdiction over the subject matter hereof. Should any approval or authority be required for any acts, duties or obligations to be performed hereunder, the Parties will cooperate in securing the same.

9.9. Authority to Contract. Each Party hereto warrants that it has full authority to enter into this Agreement and that such action has been duly authorized in accordance with such Party's articles of incorporation, by-laws or other applicable organizational documents and procedures.

9.9.1. Each Party hereto warrants that the execution, delivery, and performance of this Agreement will not conflict with, result in a breach of, or cause a default under its articles of incorporation, by-laws, partnership or joint venture agreements, or any material agreement or instrument to which it is a party or by which it or any of its property is bound, nor will it conflict with or violate any statute, law rule, regulation, order, decree, or judgement of any court or governmental authority which is binding upon it or its property.

9.9.2. Each Party, further warrants that the individual executing this Agreement has the full power and authority to bind their respective entities to the terms hereof and have been duly authorized to do so in accordance with such entities' corporate or other organizational documents and procedures.

9.10. Captions; Sections Captions contained herein are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of any provision hereof. Use of the term "Section" shall include the entire subject Section and all its Subsections where the context requires.

9.11. Independent Business Judgement. The Parties hereby acknowledge and agree that Agent is an independent business sufficiently sophisticated to exercise and exercising its own business judgement. The Parties hereby further acknowledge and agree that HYP has made no recommendations regarding any aspect of Agent's business including, but not limited to, any representations with regard to Agent's profits therefrom.

9.12. Waiver. Failure or delay on the party of either Party to exercise any right, power or privilege hereunder shall not operate as a waiver thereof. A waiver of one obligation hereunder shall not operate as a waiver of any other obligation. A waiver by HYP or Agent of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by the other Party.

9.13. Execution. This Agreement may be executed in counterparts and each such counterparts shall, for all purposes, be deemed to be an original but altogether only one (1) Agreement.

9.14. Arbitration. The parties hereby acknowledge and agree to resolve any dispute or controversy in connection with or arising from the within Agreement by binding Arbitration. Said Arbitration shall be in accordance with the rules and procedures of the American Arbitration Association for the State of Pennsylvania, which rules and procedures are incorporated herein by reference. The decision of the arbitrators shall be final, conclusive and binding upon the Parties and enforceable in a court of law of proper jurisdiction. All costs of arbitration shall be shared equally except that each Party shall pay its own legal costs.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

HYPERION TELECOMMUNICATIONS, INC.     AGENT

     /s/ Rudolph S. Fowler                /s/ Jon G. Shastid
By: ______________________________    By:___________________________

         Rudolph S. Fowler
Name: ____________________________    Name: Jon G. Shastid

         Senior Vice President
Title: ___________________________    Title : CEO

          11-4-97
Date: ____________________________    Date : October 15, 1997